UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2018

CHESAPEAKE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma		73118
(Address of principal executive offices)		(Zip Code)

(405) 848-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On October 29, 2018, Chesapeake Energy Corporation, an Oklahoma corporation (“Chesapeake”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with WildHorse Resource Development Corporation, a Delaware corporation (“WildHorse”), and Coleburn Inc., a Delaware corporation and a direct wholly owned subsidiary of Chesapeake (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into WildHorse, with WildHorse continuing as the surviving entity and a wholly owned subsidiary of Chesapeake (the “Merger”).

Under the terms and conditions of the Merger Agreement, immediately following the Effective Time (as defined in the Merger Agreement), each issued and outstanding share of WildHorse common stock, par value $0.01 per share (“WildHorse Common Stock”) will be converted into the right to receive, at the election of the holder, either: (a) (1) that number of fully paid and nonassessable shares of Chesapeake’s common stock, par value $0.01 per share (“Chesapeake Common Stock”), equal to 5.336 and (2) $3.00 in cash; or (b) that number of fully paid and nonassessable shares of Chesapeake Common Stock equal to 5.989 (in each case, the “Merger Consideration”). In connection with the Merger, each outstanding share of WildHorse restricted stock will fully vest immediately prior to the Effective Time and be treated as a share of WildHorse Common Stock for all purposes of the Merger Agreement, including the right to receive the Merger Consideration.

Pursuant to the Merger Agreement, Chesapeake has agreed, as of the Effective Time, to appoint a member to the Chesapeake Board of Directors (the “Chesapeake Board”) as directed by WildHorse and to nominate such director for election to the Chesapeake Board in the proxy statement relating to the first annual meeting of the shareholders of Chesapeake following the closing of the Merger. Pursuant to the Merger Agreement, Chesapeake has also agreed to submit to its shareholders an amendment to Chesapeake’s Restated Certificate of Incorporation to increase the authorized shares of Chesapeake Common Stock from 2,000,000,000 shares to 3,000,000,000 shares (the “Chesapeake Authorized Share Amendment”) and to increase the size of the Chesapeake Board to be no more than 11 members (the “Chesapeake Board Size Amendment” and, together with the Chesapeake Authorized Share Amendment, the “Chesapeake Charter Amendments”). If the Chesapeake Board Size Amendment has been approved by Chesapeake’s shareholders prior to the Effective Time or if a vacancy occurs on the Chesapeake Board following the Effective Time, Chesapeake has agreed to appoint a second person designated by WildHorse, and to nominate such director for election to the Chesapeake Board in the proxy statement relating to the first annual meeting of the shareholders of Chesapeake following the closing of the Merger.

Chesapeake and WildHorse have each agreed, subject to certain exceptions and prohibitions (the “non-solicitation provisions”) not to directly or indirectly initiate, solicit or knowingly encourage or knowingly facilitate any inquiries, proposals or offers regarding, or the making of a competing acquisition proposal (“competing proposal”) or to engage in any discussions or negotiations with any person in connection with a competing proposal. Chesapeake and WildHorse have also agreed to cease and cause to be terminated all existing discussions or negotiations with third parties regarding any competing proposals.

The completion of the Merger is subject to satisfaction or waiver of certain closing conditions, including but not limited to: (i) adoption of the Merger Agreement by WildHorse’s stockholders and approval of the issuance of Chesapeake Common Stock as Merger Consideration by Chesapeake’s shareholders (the “Chesapeake Stock Issuance”), (ii) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), (iii) there being no order, decree, ruling, injunction or other action that is in effect restraining, enjoining or otherwise prohibiting the consummation of the Merger, (iv) the effectiveness of the registration statement on Form S-4 pursuant to which the shares of Chesapeake Common Stock to be issued as Merger Consideration will be registered, (v) the authorization for listing of the shares of Chesapeake Common Stock to be issued as Merger Consideration on the New York Stock Exchange, (vi) subject to specified materiality standards, the accuracy of the representations and warranties of the other party, (vii) compliance by the other party in all material respects with its covenants, and (viii) conversion of all shares of WildHorse’s Series A Perpetual Convertible Preferred Stock, par value $0.01 per share (“WildHorse Preferred Stock”) into Wildhorse Common Stock.

The WildHorse Board of Directors (the “WildHorse Board”) may, subject to certain conditions, change its recommendation to WildHorse’s stockholders to vote in favor of adoption of the Merger Agreement, or terminate the Merger Agreement if, in connection with receipt of a competing proposal that did not result from a material breach of the non-solicitation provisions, it determines in good faith after consulting with outside legal counsel and financial advisors that such competing proposal constitutes a “superior proposal” and that the failure to enter into such competing proposal would be inconsistent with its duties under applicable law. The WildHorse Board also may, subject to certain conditions, change its recommendation to WildHorse’s stockholders to vote in favor of adoption of the Merger Agreement (but may not terminate the Merger Agreement) in response to certain “intervening events” if it determines in good faith after consulting with outside legal counsel and financial advisors that the failure to effect such change in recommendation would be inconsistent with its duties under applicable law.

Pursuant to the Merger Agreement, in response to an intervening event, the Chesapeake Board may, subject to certain conditions, change its recommendation that the Chesapeake shareholders approve the Chesapeake Stock Issuance, but only if the Chesapeake Board reasonably determines in good faith that failure to effect such change in recommendation would be inconsistent with its duties under applicable law.

The Merger Agreement contains customary representations and warranties from both Chesapeake and WildHorse, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, (2) the obligation to use reasonable best efforts to cause the Merger to be consummated and to obtain expiration of the waiting period under the HSR Act, subject to certain exceptions, (3) the obligation of WildHorse to call a meeting of its stockholders to approve the Merger Agreement and, subject to certain exceptions, to recommend that its stockholders approve the Merger Agreement and the Merger and (4) the obligation of Chesapeake to call a meeting of its shareholders to approve the Chesapeake Stock Issuance and Chesapeake Charter Amendments and, subject to certain exceptions, to recommend that its shareholders approve the Chesapeake Stock Issuance and Chesapeake Charter Amendments.

The Merger Agreement allows each of Chesapeake and WildHorse to terminate the Merger Agreement if (1) Chesapeake and WildHorse agree to terminate the Merger Agreement upon mutual written consent; (2) the Merger is not consummated on or before May 31, 2019; (3) the requisite approval of adoption of the Merger Agreement is not obtained from WildHorse’s stockholders or the requisite approval of the Chesapeake Stock Issuance is not obtained from Chesapeake shareholders; (4) a permanent injunction prohibits the Merger or a law makes the Merger illegal or otherwise prohibited; or (5) the other party breaches a representation, warranty or covenant, and such breach results in the failure of certain closing conditions to be satisfied. The Merger Agreement also provides that the Merger Agreement may be terminated (i) by WildHorse, in the event that WildHorse enters into a “superior proposal” (provided that WildHorse simultaneously tenders to Chesapeake the applicable termination fee described below and has complied in all material respects with the Merger Agreement with respect to such competing proposal), (ii) by Chesapeake, if the WildHorse Board changes its recommendation to its stockholders to approve the adoption of the Merger Agreement, regardless of if such change in recommendation is permitted by the Merger Agreement, (iii) by WildHorse, if the Chesapeake Board changes its recommendation that the Chesapeake shareholders approve the Chesapeake Stock Issuance, regardless of if such change in recommendation is permitted by the Merger Agreement (iv) by Chesapeake, if WildHorse is in violation in any material respect of the non-solicitation provisions, or (v) by WildHorse, if Chesapeake is in violation in any material respect of the non-solicitation provisions.

Upon termination of the Merger Agreement, under certain circumstances, WildHorse may be required to make an expense reimbursement payment of $25 million to Chesapeake, or Chesapeake may be required to make an expense reimbursement payment of $35 million to WildHorse. In certain other circumstances, WildHorse may be required to pay Chesapeake a termination fee of $85 million, or Chesapeake may be required to pay WildHorse a termination fee of $120 million. In no event will either party be entitled to receive more than one expense reimbursement payment or one termination fee payment and in no event will either party be entitled to receive both a termination fee payment and an expense reimbursement payment. In addition to the termination fees and expense reimbursement payments described above, each party remains liable to the other for any additional damages if such party commits intentional fraud or a willful and material breach of any covenant, agreement or obligation.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Merger Agreement, which is filed hereto as Exhibit 2.1 and is incorporated herein by reference.

Voting and Support Agreements

On October 29, 2018, Jay Carlton Graham, Esquisto Holdings, LLC, WHE AcqCo Holdings, LLC, WHR Holdings, LLC, NGP XI US Holdings, L.P. (collectively, the “NGP Stockholders”), and CP VI Eagle Holdings, L.P. (the “Carlyle Stockholder”, together with the NGP Stockholders, the “Stockholders”), entered into Voting and Support Agreements (the “Voting Agreements”) with Chesapeake and Wildhorse with respect to the Merger Agreement.

The Voting Agreements generally require that each of the Stockholders vote or cause to be voted all WildHorse Common Stock or WildHorse Preferred Stock (collectively, the “WildHorse Capital Stock”) owned by the Stockholders in favor of the Merger Agreement and against alternative transactions, subject to certain reductions in the amount of WildHorse Capital Stock bound by such requirement in the event the WildHorse Board changes its recommendation in accordance with the Merger Agreement, and that each of the Stockholders irrevocably elect to receive the mixed consideration consisting of Chesapeake Common Stock and cash with respect to its WildHorse Common Stock. Subject to certain exceptions, the Voting Agreements also contain prohibitions applicable to the Stockholders that are consistent with the non-solicitation provisions of the Merger Agreement.

Pursuant to the Voting Agreements, for 60 or 180 days, as the case may be, following the closing date of the Merger, each Stockholder is prohibited from effecting certain sales, transfers and dispositions of greater than 15% of such Stockholder’s Chesapeake Common Stock received by such Stockholder as Merger Consideration, subject to certain adjustments. In addition, until the earlier of the termination of the Merger Agreement pursuant to and in compliance with the terms thereof or the consummation of the Merger, the Voting Agreement restricts the Stockholders from selling WildHorse Capital Stock owned by such Stockholders, provided that the NGP Stockholders may distribute up to 15% of their shares of WildHorse Common Stock to their equity owners and the Carlyle Stockholder may sell or otherwise transfer up to 15% of its shares of WildHorse Preferred Stock.

The Voting Agreement will terminate upon the earlier to occur of the consummation of the Merger or the termination of the Merger Agreement pursuant to and in compliance with the terms thereof.

The Voting Agreement contains certain standstill provisions applicable for one year following the Effective Time which, among other things, restrict the Stockholders from acquiring additional Chesapeake Common Stock, proposing certain transactions involving Chesapeake and taking certain actions to influence the management of Chesapeake.

Additionally, the Voting Agreement with the Carlyle Stockholder requires such Stockholder to convert its shares of Wildhorse Preferred Stock into WildHorse Common Stock prior to the Effective Time.

The foregoing description of the Voting Agreements is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Voting Agreements, which are filed as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Registration Rights Agreement

On October 29, 2018, Esquisto Holdings, LLC, WHE AcqCo Holdings, LLC, WHR Holdings, LLC, NGP XI US Holdings, L.P. (collectively, the “NGP Holders”), and CP VI Eagle Holdings, L.P. (the “Carlyle Holder”, together with the NGP Holders, the “Holders”), entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Chesapeake in connection with the Merger Agreement. Pursuant to the Registration Rights Agreement, Chesapeake has agreed to register the sale of shares of Chesapeake Common Stock under certain circumstances.

At any time following the closing of the Merger and subject to the limitations set forth below, each NGP Holder (or its permitted transferees) will have the right to require Chesapeake by written notice to prepare and file a registration statement registering the offer and sale of a certain number of shares of Chesapeake Common Stock. Generally, Chesapeake is required to provide notice of the request to certain other holders of Chesapeake Common Stock who may, in certain circumstances, participate in the registration. Subject to certain exceptions, Chesapeake will not be obligated to effect a demand registration within 90 days after the closing of any underwritten offering of shares of Chesapeake Common Stock. Further, Chesapeake is not obligated to effect more than a total of four demand registrations in aggregate and in no event will be required to effect more than two demand registrations within a calendar year.

Chesapeake will also not be obligated to effect any demand registration in which the anticipated aggregate offering price for Chesapeake Common Stock included in such offering is less than $200 million. Any such demand registration may be for a shelf registration statement. Chesapeake will be required to use reasonable best efforts to maintain the effectiveness of any such registration statement until the date on which all shares covered by such registration statement have been sold (subject to certain extensions).

In addition, each NGP Holders (or its permitted transferees) will have the right to require Chesapeake, subject to certain limitations, to effect a distribution of any or all of its shares of Chesapeake Common Stock by means of an underwritten offering. In general, any demand for an underwritten offering (other than the first requested underwritten offering made in respect of a prior demand registration and other than a requested underwritten offering made concurrently with a demand registration) shall constitute a demand request subject to the limitations set forth above.

Subject to certain exceptions, if at any time Chesapeake proposes to register an offering of Chesapeake Common Stock or conduct an underwritten offering, whether or not for Chesapeake’s own account, then Chesapeake must notify each Holder (or its permitted transferees) of such proposal to allow them to include a specified number of their shares of Chesapeake Common Stock in that registration statement or underwritten offering, as applicable.

These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and Chesapeake’s right to delay or withdraw a registration statement under certain circumstances. Chesapeake will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective.

The foregoing description of the Registration Rights Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.3 and is incorporated herein by reference.

The Merger Agreement, the Voting Agreements, the Registration Rights Agreement and the above descriptions have been included to provide investors and security holders with information regarding the terms of the Merger Agreement, the Voting Agreements and the Registration Rights Agreement. They are not intended to provide any other factual information about Chesapeake, WildHorse or their respective subsidiaries, affiliates or equity holders. The representations, warranties and covenants contained in the Merger Agreement, the Voting Agreements and the Registration Rights Agreement were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the respective parties to such agreements; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of Chesapeake, WildHorse or any of their respective subsidiaries, affiliates, businesses or equity holders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, the Voting Agreements and the Registration Rights Agreement, which subsequent information may or may not be fully reflected in public disclosures by Chesapeake or WildHorse. Accordingly, investors should read the representations and warranties in the Merger Agreement, the Voting Agreements and the Registration Rights Agreement not in isolation but only in conjunction with the other information about Chesapeake, WildHorse and their respective parents, affiliates and subsidiaries that the respective companies include in reports, statements and other filings they make with the SEC.

Item 7.01.	Regulation FD Disclosure.

On October 30, 2018, Chesapeake made a presentation about its financial and operating results for the third quarter of 2018. Chesapeake has made the presentation available on its website at http://www.chk.com/investors/presentations. A copy of the presentation is attached hereto as Exhibit 99.1.

Important Additional Information

This Current Report on Form 8-K (“Form 8-K”) relates to a proposed business combination transaction (the “Transaction”) between Chesapeake and WildHorse. This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law.

In connection with the Transaction, Chesapeake will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Chesapeake and WildHorse and a prospectus of Chesapeake, as well as other relevant documents concerning the Transaction. The Transaction involving Chesapeake and WildHorse will be submitted to Chesapeake’s shareholders and WildHorse’s stockholders for their consideration. SHAREHOLDERS OF CHESAPEAKE AND STOCKHOLDERS OF WILDHORSE ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about Chesapeake and WildHorse, without charge, at the SEC’s website (http://www.sec.gov). Copies of the documents filed with the SEC can also be obtained, without charge, by directing a request to Investor Relations, Chesapeake, 6100 North Western Avenue, Oklahoma City, Oklahoma, 73118, Tel. No. (405) 848-8000 or to Investor Relations, WildHorse, P.O. Box 79588, Houston, Texas 77279, Tel. No. (713) 255-9327 .

Participants in the Solicitation

Chesapeake, WildHorse and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the Transaction. Information regarding Chesapeake’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 2, 2018, and certain of its Current Reports on Form 8-K. Information regarding WildHorse’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 6, 2018, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. Free copies of this document may be obtained as described in the preceding paragraph.

Cautionary Statement Regarding Forward-Looking Information

This Form 8-K may contain certain forward-looking statements, including certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, WildHorse’s and Chesapeake’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; the risk that regulatory approvals required for the proposed merger are not obtained or are obtained subject to conditions that are not anticipated; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; uncertainties as to the timing of the transaction; competitive responses to the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the ability of Chesapeake to complete the acquisition and integration of WildHorse successfully; litigation relating to the transaction; and other factors that may affect future results of WildHorse and Chesapeake.

Additional factors that could cause results to differ materially from those described above can be found in WildHorse’s Annual Report on Form 10-K for the year ended December 31, 2017 and in its subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, each of which is on file with the SEC and available in the “Investor Relations” section of WildHorse’s website, http://www.wildhorserd.com/, under the subsection “SEC Filings” and in other documents WildHorse files with the SEC, and in Chesapeake’s Annual Report on Form 10-K for the year ended December 31, 2017 and in its subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, each of which is on file with the SEC and available in the “Investors” section of Chesapeake’s website, https://www.chk.com/, under the heading “SEC Filings” and in other documents Chesapeake files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither WildHorse nor Chesapeake assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Chesapeake Energy Corporation, Coleburn Inc. and WildHorse Resource Development Corporation, dated as of October 29, 2018.*

10.1	Voting and Support Agreement, by and among Jay Carlton Graham, Esquisto Holdings, LLC, WHE AcqCo Holdings, LLC, WHR Holdings, LLC, NGP XI US Holdings, L.P., Chesapeake Energy Corporation and WildHorse Resource Development Corporation, dated as of October 29, 2018.

10.2	Voting and Support Agreement, by and among CP VI Eagle Holdings, L.P., Chesapeake Energy Corporation and WildHorse Resource Development Corporation, dated as of October 29, 2018.

10.3	Registration Rights Agreement, by and among Esquisto Holdings, LLC, WHE AcqCo Holdings, LLC, WHR Holdings, LLC, NGP XI US Holdings, L.P., CP VI Eagle Holdings, L.P. and Chesapeake Energy Corporation, dated as of October 29, 2018.

99.1	Third Quarter 2018 Earnings Presentation.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ James R. Webb
Name:	James R. Webb
Title:	Executive Vice President – General Counsel and Corporate Secretary

Date: October 30, 2018